Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No’s 333-41714, 333-69334, 333-139999, 333-196712 and Form S-3 No's 333-200313, 333-201907, 333-205793, 333-209111 and 333-209112) of Transgenomic, Inc. of our report dated April 14, 2016, with respect to the consolidated financial statements of Transgenomic, Inc. and Subsidiary included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Hartford, Connecticut
April 14, 2016